[MORRISON & FOERSTER LLP LETTERHEAD]


                                  May 29, 1997



Nations LifeGoal Funds, Inc.

           Re: Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A for Nations LifeGoal Funds, Inc.;
                  SEC File Nos. 333-09703; 811-07745

Ladies and Gentlemen:

         We refer to Post-Effective Amendment No. 2 and Amendment No. 3 to the Registration Statement on Form N-1A (the "Registration Statement") of Nations LifeGoal Funds, Inc., a Maryland corporation (the "Company"), relating to the registration of an indefinite number of shares of common stock of the Company's three portfolios; namely, LifeGoal Growth Portfolio, LifeGoal Balanced Growth Portfolio and LifeGoal Income and Growth Portfolio (collectively, the "Shares").

         We have been requested by the Company to furnish this opinion as
Exhibit 10 to the Registration Statement.

         We have examined documents relating to the organization of the Company and the authorization and issuance of shares of the Funds. We have also made such inquiries of the Company and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

         Based upon and subject to the foregoing, we are of the opinion that:

         The issuance and sale of the Shares have been duly and validly authorized by all appropriate corporate action, and assuming delivery of the Shares by sale or in accord with the Company's dividend reinvestment plan in accordance with the Company's then-current Registration Statement under the Securities Act of 1933, the Shares will be validly issued, fully paid and nonassessable.

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Nations LifeGoal Funds, Inc.
May 29, 1997
Page Two

         We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

         In addition, we consent to the use of our name and to the reference to our firm under the heading "How The LifeGoal Portfolios Are Managed -- Other Service Providers" in the Prospectus and under the heading "Counsel" in the Statement of Additional Information, which is included as part of the Registration Statement.

                                                 Very truly yours,

                                                 /s/ Morrison & Foerster LLP

                                                 MORRISON & FOERSTER LLP